UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada 0-288383 88-0336568

(State of Incorporation) (Commission file number) (IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2014, Table Trac, Inc. held its annual shareholder meeting. The items voted on at the meeting and the results of such voting are set forth below:

(1)        The shareholders elected five directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Chad Hoehne	1,639,996	676,773
Glenn Goulet	1,641,496	675,237
Steven A. Browne	1,840,909	475,860
Louis Fornetti	1,837,154	479,615
Gary Loebig	1,837,154	479,615

(2)        The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014. There were 3,040,374 votes cast for the proposal, and 64,500 votes cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.

By:	/s/ Brian Hinchley
Brian Hinchley
Chief Financial Officer

Dated: June 20, 2014